Exhibit 1.5  Certificate of Name Change from Havelock Energy &Resources Inc. to Municipal Ticket Corporation

(Logo of	Ministry of		ONTARIO CORPORATION NUMBER
Ontario	Consumer and	CERTIFICATE
Government)	Commercial		43767
Relations
THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON
March 4, 1994

/s/ SIGNATURE

CONTROLLER OF RECORDS			Trans.
COMPANIES SERVICES BRANCH			Code
C
18

ARTICLES OF AMENDMENT

FORM 4		1. The present name of the corporation is:

THE BUSINESS	H A V E L O C K E N E R G Y & R E S O U R C E S I N C .
CORPORATIONS
ACT
FORM 4		2. The name of the corporation is changed to (if applicable):

M U N I C I P A L T I C K E T C O R P O R A T I O N

3. Date of Incorporation/amalgamation:
September 24, 1937

4. The articles of the corporation are amended as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION:

The Company be and it is hereby authorized to amend its articles of incorporation by changing the name of the Company from Havelock Energy &Resources Inc. to "Municipal Ticket Corporation".
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5. The amendment has been duly authorized as required by Section 168 and 170 (as applicable) of the Business Coporations Act.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

14 December 1993

These articles are signed in duplicate.

CERTIFIED
HAVELOCK ENERGY & RESOURCES INC.
(NAME OF CORPORATION)

	BY:	SIGNATURE
(SIGNATURE) (DESCRIPTION OF OFFICE)
David Austin President